                             EXHIBIT 21.1
                    SUBSIDIARIES OF THE REGISTRANT
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The following entities, unless otherwise indicated, are wholly-owned direct or indirect subsidiaries of the Registrant as of December 31, 1995:

                                                        State or Country
       Name                                             of Organization
       -----                                            -----------------
 1.    Aerial Map Service Company                       Pennsylvania
 2.    Baker Environmental, Inc.                        Pennsylvania
 3.    Baker Heavy & Highway, Inc.                      Pennsylvania
 4.    Baker Mellon Stuart Construction, Inc.           Pennsylvania
 5.    Mellon Stuart Building Services, Inc.            Pennsylvania
 6.    Mellon Stuart Construction International, Inc.   Pennsylvania
 7.    Michael Baker Development Corporation            Pennsylvania
 8.    Michael Baker Jr., Inc.                          Pennsylvania
 9.    Tinney Drilling Company, Inc.                    Pennsylvania
10.    Touhill, Shuckrow & Associates, Inc.             Pennsylvania
11.    Michael Baker Alaska, Inc.                       Alaska
12.    Baker Construction, Inc.                         Delaware
13.    Baker Holding Corporation                        Delaware
14.    Baker/OTS, Inc.                                  Delaware
15.    Michael Baker International, Inc.                Delaware
16.    MO Services, L.P.*                               Delaware
17.    Baker Engineering, Inc.                          Illinois
18.    Michael Baker Jr. Company                        Nevada
19.    Michael Baker Architects/Engineers, P.C.         New Jersey
20.    Baker Engineering NY, Inc.                       New York
21.    Baker/MO Services, Inc.                          Texas
22.    Baker Support Services, Inc.                     Texas
23.    Vermont General Insurance Company                Vermont
24.    Michael Baker Barbados Ltd.                      Barbados
25.    Baker O&M International, Ltd.                    Cayman Islands
26.    Baker/OTS International, Inc.                    Cayman Islands
27.    Overseas Technical Service (Middle East) Ltd.    Cayman Islands
28.    Michael Baker de Mexico S.A. de C.V.             Mexico
29.    OTS International Training Services Ltd.         United Kingdom
30.    Overseas Technical Service (Harrow) Ltd.         United Kingdom
31.    Baker/OTS Ltd.                                   United Kingdom
32.    SD Forty-Five Ltd.                               United Kingdom
33.    Hanseatic Oilfield Services Ltd.                 Vanuatu
34.    Oilfield Personnel Recruitment and
       Management Ltd.                                  Vanuatu
35.    OTS Finance and Management Ltd.                  Vanuatu
36.    OTS International Training Services Ltd.         Vanuatu
37.    Overseas Technical Services International Ltd.   Vanuatu

-------------------

       * A Delaware limited partnership in which Baker Support Services, Inc. and Baker/MO Services, Inc. are the partners.


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